September 25, 2024

Diamond Hill Securitized Credit Fund
325 John H. McConnell Blvd., Suite 200
Columbus, OH 43215
Re: Registration Statement on Form N-2 (SEC File Nos. 333-279166, 811-23964)

Ladies and Gentlemen:
A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the Registration Statement for Diamond Hill Securitized Credit Fund (the “Legal Opinion”). We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 3 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,
/s/ Thompson Hine LLP
Thompson Hine LLP